                                                                   Exhibit 10.17

[LOGO - FINOVA]
                          LOAN AND SECURITY AGREEMENT

BORROWERS:                (1)     OAKHURST COMPANY, INC.
                          (2)     STEEL CITY PRODUCTS, INC.
                          (3)     PUMA PRODUCTS, INC.
                          (4)     H&H DISTRIBUTORS, INC.
                          (5)     DOWLING'S FLEET SERVICE CO., INC.
                          (6)     OAKHURST MANAGEMENT CORPORATION
                          (7)     OAKHURST HOLDINGS, INC.
                          (8)     G&O SALES COMPANY

ADDRESSES:                (1)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS 75050
                          (2)     630 ALPHA DRIVE
                                  PITTSBURGH, PENNSYLVANIA 15238
                          (3)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS 75050
                          (4)     5101 BAUM BLVD.
                                  PITTSBURGH, PENNSYLVANIA 15224
                          (5)     389 EAST THIRD STREET
                                  MT. VERNON, NEW YORK 10550
                          (6)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS 75050
                          (7)     3513 CONCORD PIKE, SUITE 3720
                                  WILMINGTON, DELAWARE  19803
                          (8)     1522-24 FAIRMOUNT AVENUE
                                  PHILADELPHIA, PENNSYLVANIA  19130

DATE:            MARCH 28, 1996

THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and among the borrowers named above, jointly and severally (individually, a "Borrower", and collectively, the "Borrowers"), whose addresses are set forth above, and FINOVA CAPITAL CORPORATION ("FINOVA"), whose address is 355 South Grand Avenue, Los Angeles, California 90071.

                                    RECITALS

         WHEREAS, Puma, H&H, DFS and OMC are wholly-owned subsidiaries, and SCPI is a majority owned subsidiary, of Oakhurst, G&O is a wholly subsidiary of DFS, and all of the capital stock of OH is owned by SCPI, DFS, Puma and H&H, and constitute an integrated distributor of automotive related accessories; and

         WHEREAS, the directors of Oakhurst view SCPI, Puma, H&H, DFS, OMC, OH and G&O as sufficiently dependent upon each other and so inter-related, that any advances made by FINOVA to any of them hereunder would benefit all of the constituent entities as a result of their consolidated operations and identity of interests and that, to varying degree, all of the Borrowers, through OMC and OH, rely on each other for management and financial resources; and

         WHEREAS, each of the Borrowers hereunder has requested that FINOVA treat them as co-borrowers, as a single, consolidated business enterprise, jointly and severally responsible for the Obligations hereunder; and

         WHEREAS, FINOVA is willing to proceed on the basis of treating all the borrowing entities as a single, consolidated business enterprise and to view their operations on a consolidated basis as requested by the Borrowers; and

         WHEREAS, FINOVA is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       LOANS.

1.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon the Borrowers' request, make advances to the Borrowers from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), consisting of the Fixed Asset Loan to SCPI and Revolving Loans with specified Eligible Receivables and Eligible Inventory sublines to each of the Borrowers, subject to deduction of reserves for accrued interest and such other reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of the Borrowers. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

1.2 Loans. Advances under the Total Facility ("Loans") shall be comprised of the amounts shown on the Schedule.

1.3 Overlines. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar or percentage limitations contained in the Schedule (any such excess, an "Overline"), then the Borrowers shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline. Without limiting the Borrowers' obligation to repay to FINOVA on demand the amount of any Overline, the Borrowers agree to pay FINOVA interest on the outstanding principal amount of any Overline, on demand, at the rate set forth on the Schedule.

1.4 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of the Borrowers to the Borrowers' loan account with FINOVA.

2.       CONDITIONS PRECEDENT.

2.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date hereof:

(a)    Loan Documents.  FINOVA shall have received each of the following Loan
Documents: (i) this Agreement and the Schedule; (ii) the Fixed Asset Note in such amount and on such terms and conditions as FINOVA shall specify, executed by Borrowers; (iii) such Blocked Account or Dominion Account agreements as FINOVA shall require; (iv) such security agreements, intellectual property assignments and deeds of trust as FINOVA may require with respect to this Agreement, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices; and (v) such other documents, instruments and agreements in connection herewith as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate;

(b) Terminations by Existing Lender. The Borrowers' existing secured lenders with the exception of Permitted Encumbrances, including, but not limited to, the term and revolving Indebtedness to Integra Bank, shall have executed and delivered UCC termination statements and other documentation evidencing the termination of their liens and security interests in the assets of the Borrowers or a subordination agreement in form and substance satisfactory to FINOVA in its sole discretion;

(c) Charter Documents. FINOVA shall have received copies of each of the Borrowers' respective By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the respective secretaries of the Borrowers;

(d) Good Standing. FINOVA shall have received a certificate of corporate status with respect to each of the Borrowers, dated within ten (10) days of the Closing Date, by the applicable Secretary of State of the state of incorporation of each Borrower, which certificates shall indicate that the applicable Borrower is in good standing in such state;

(e) Foreign Qualification. FINOVA shall have received certificates of corporate status with respect to each of the Borrowers, each dated within ten
(10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

(f) Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary of each of the Borrowers attesting to (i) the adoption of resolutions of each of the Borrowers' Board of Directors authorizing the borrowing of money from FINOVA and the execution and delivery of this Agreement and the other Loan Documents to which the Borrowers are a party, and authorizing specific officers of the Borrowers to execute same, and
(ii) the authenticity of original specimen signatures of such officers;

(g) Property Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 4.4 hereof, all in form and substance satisfactory to FINOVA and its counsel;

(h) Title Insurance. FINOVA shall have received binding commitments to issue such title insurance with respect to Collateral which is comprised of real property as it shall determine;

(i) Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

(j) Landlord and Mortgagee Waivers. Borrowers shall have obtained for the benefit of FINOVA landlord and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located;

(k) Fees. Borrowers shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

(l) Opinion of Counsel. FINOVA shall have received, in form and substance satisfactory to FINOVA, the opinion letter of counsel(s) to Borrowers with respect to this Agreement and the security interests and liens of FINOVA with respect to the Collateral and such other matters as FINOVA may request in its sole discretion;

(m) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of each Borrower, attesting to the accuracy of each of the representations and warranties of each Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

(n) Solvency Certificate. FINOVA shall have received a signed certificate of the duly elected Chief Financial Officer of each Borrower concerning the solvency and financial condition of each of the Borrowers, on FINOVA's standard form;

(o) Blocked Account. The Blocked Account referred to in Section 7.3 hereof, and such additional procedures for the submission of cash collections as FINOVA shall require, shall have been established to the satisfaction of FINOVA in its sole discretion;

(p) Environmental Assessment. If required by FINOVA, the Borrowers shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by the Borrowers, all at the Borrowers' own expense and the results of such assessment(s) shall have been in form and substance satisfactory to FINOVA in its sole discretion. Such assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

(q) Environmental Certificate. FINOVA shall have received an Environmental Certificate from each of the Borrowers, in form and substance satisfactory to FINOVA in its discretion, with respect to all locations where any Collateral is located;

(r) Material Agreements. FINOVA shall have reviewed and found satisfactory all material agreements to which any of the Borrowers is a party, including, without limitation, the agreements whereby Oakhurst acquired all of the issued and outstanding capital stock of H&H, DFS and Puma, the Settlement Agreement between James J. Dowling, former owner of DFS, and Oakhurst, and the agreements whereby DFS acquired all of the issued and outstanding common stock of G&O;

(s) Real Property Appraisal. FINOVA shall have received, from a real estate appraiser acceptable to it, an update to the appraisal of the real property of SCPI located at 630 Alpha Drive, Pittsburgh, Pennsylvania 15238, in form and substance acceptable to FINOVA, which appraisal report shall value the real property at market in an amount sufficient, in FINOVA's determination, to support the Fixed Asset Loan;

(t) A/R and A/P Reporting. Borrowers shall have (i) utilized their best efforts to convert the accounts receivable and accounts payable agings of SCPI from due date to invoice date, and (ii) converted the accounts payable aging of Puma from due date to invoice date;

(u) Support Agreement. FINOVA shall have received a Support Agreement from Mr. Mark Auerbach, President of Oakhurst, in form and substance satisfactory to FINOVA; and

(v) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to FINOVA and its counsel.

2.2 Subsequent Advances. The obligation of FINOVA to make any advance shall be subject to the further conditions precedent that, on and as of the date of such advance:

(a) the representations and warranties of the Borrowers set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof;

(b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;

(c) no material adverse change has occurred in the business, operations, financial condition, or assets of any Borrower or in the prospect of repayment of the Obligations; and

(d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

3.     INTEREST RATE AND OTHER CHARGES.

3.1 Interest; Fees. The Borrowers shall pay FINOVA interest on the daily outstanding balance of the Borrowers' loan account at the per annum rate set forth on the Schedule. The Borrowers shall also pay FINOVA the fees set forth on the Schedule.

3.2 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay FINOVA interest on the daily outstanding balance of the Borrowers' loan account at a rate per annum which is two (2) percentage points in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

3.3 Examination Fees. The Borrowers agree to pay to FINOVA an examination fee in the amount set forth on the Schedule in connection with each audit or examination of the Borrowers, or any of them, performed by FINOVA prior to or after the date hereof. Without limiting the generality of the foregoing, the Borrowers shall pay to FINOVA an initial examination fee in an amount equal to the amount set forth on the Schedule. Such initial examination fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by the Borrowers to FINOVA prior to the date of this Agreement.

3.4 Excess Interest. The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement;
(ii) the Annual Cash Flow Recapture Prepayment set forth on the Schedule; (iii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iv) all Additional Sums (as herein defined), if any. The Borrowers agree to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The examination fees, attorneys fees, expert witness fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrowers (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by the Borrowers as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

       It is the intent of the parties to comply with the usury laws of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from the Borrowers or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither the Borrowers nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to the Borrowers, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from the Borrowers or otherwise in connection with such loan; and
(y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. The Borrowers further agree that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

4.     COLLATERAL.

4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, the Borrowers hereby grant to FINOVA a security interest in all of their respective now owned or hereafter acquired or arising Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of their respective Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances) and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, including, but not limited to, certain real property of SCPI located in Pittsburgh, Pennsylvania, is referred to herein, collectively, as the "Collateral").

4.2 Perfection and Protection of Security Interest. The Borrowers shall, at their expense, take all actions requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to FINOVA, (ii) maintaining a perpetual inventory and complete and accurate stock records, (iii) delivering to FINOVA warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and, after the occurrence of any Event of Default, transferring Inventory to warehouses designated by FINOVA, (iv) placing notations on the Borrowers' respective books of account to disclose FINOVA's security interest therein, and (v) delivering to FINOVA all letters of credit on which the Borrowers, or any of them, are named beneficiary. FINOVA may file, without the Borrowers' signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. The Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrowers' agents or processors, the Borrowers shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, the Borrowers shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but the Borrowers' failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and FINOVA's obligation to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

4.3 Preservation of Collateral. FINOVA may, in its sole discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to the Borrowers' loan account as an Obligation.

4.4 Insurance. Borrowers will maintain and deliver evidence to FINOVA of such insurance as is required by FINOVA, written by insurers, in amounts, and with lender's loss payee and other endorsements, satisfactory to FINOVA. All premiums with respect to such insurance shall be paid by Borrowers as and when due. Accurate and complete copies of the policies shall be delivered by Borrowers to FINOVA. If a Borrower fails to comply with this Section, FINOVA may (but shall not be required to) procure such insurance at such Borrower's expense and charge the cost thereof to Borrowers' loan account as an Obligation.

5.     EXAMINATION OF RECORDS; FINANCIAL REPORTING.

5.1 Examinations. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect the Borrowers' respective records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. The Borrowers shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for the Borrowers. All instruments and certificates prepared by the Borrowers showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove from the Borrowers' premises the Borrowers' respective books and records (or copies thereof) or require the Borrowers to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of the Borrowers' respective personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

5.2 Reporting Requirements. The Borrowers shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding the business affairs, financial condition and the results of its operations of each of the Borrowers. Without limiting the generality of the foregoing, each Borrower shall provide FINOVA with (i) copies of sales journals or invoice registers, cash receipts journals, deposit slips and FINOVA's standard-form collateral and loan report, daily; (ii) upon FINOVA's request, copies of sales invoices, customer statements and credit memoranda issued, remittance advices and reports; (iii) copies of shipping and delivery documents, upon request; (iv) on or prior to the date set forth on the Schedule, monthly agings and reconciliations of Receivables, payables reports, inventory reports and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with GAAP; (v) audited annual consolidated and consolidating financial statements, prepared in accordance with GAAP applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrowers including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to FINOVA, as soon as available, and in any event, within one hundred twenty (120) days after the end of each of Borrowers' fiscal years; and (vi) such certificates relating to the foregoing as FINOVA may request, including, without limitation, a monthly certificate from the president and the chief financial officer of each Borrower showing such Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default.

6.     COLLATERAL REPORTING; INVENTORY.

6.1 Invoices. The Borrowers shall not re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in the Borrowers' industry, or otherwise extend or modify the term of any Receivable. If the Borrowers, or any of them, become aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, the Borrowers shall promptly notify FINOVA in writing.

6.2 Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrowers shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect thereto, the Borrowers shall remain liable thereon until such instrument is paid in full.

6.3 Physical Inventory. Borrowers shall conduct a physical count of the Inventory at such intervals as FINOVA requests, but in all events no less than once per year, and promptly supply FINOVA with a copy of such accounts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as FINOVA may request from time to time.

6.4 Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 9.2, if any account debtor returns any Inventory to the Borrowers in the ordinary course of their respective businesses, the Borrowers shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to FINOVA if requested) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, the Borrowers shall (i) hold the returned Inventory in trust for FINOVA, (ii) segregate all returned Inventory from all of the Borrowers' other property,
(iii) conspicuously label the returned Inventory as FINOVA's property, and (iv) immediately notify FINOVA of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on FINOVA's request deliver such returned Inventory to FINOVA. The Borrowers shall not consign any Inventory in excess of Twenty-five Thousand Dollars ($25,000) consigned at any one time. The Borrowers shall notify FINOVA in writing of the location and amount of any consigned Inventory.

7.     PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

7.1 Principal Payments. Except where evidenced by notes or other instruments, if any, issued or made by the Borrowers to FINOVA specifically containing payment provisions which are in conflict with this Section 7.1 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Receivable Loans and Inventory Loans (if any) shall be payable by the Borrowers to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or the Borrowers of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to Section 16 hereof; provided, however, that any Overline shall be payable on demand pursuant to the provisions of Section 1.3 hereof.

7.2 Collections. Until FINOVA notifies the Borrowers to the contrary, the Borrowers may make collection of all Receivables for FINOVA and shall receive all payments as trustee of FINOVA and immediately deliver all payments to FINOVA in their original form as set forth below, duly endorsed in blank.
After the occurrence of any Event of Default, FINOVA or its designee may, at any time, notify account debtors that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to the Borrowers' loan account. The Borrowers agree that, in computing the charges under this Agreement (and not for the purpose of determining borrowing availability), all items of payment shall be deemed applied by FINOVA on account of the Obligations two (2) Business Days after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from the Borrowers or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 7.3 hereof, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding. FINOVA is not, however, required to credit the Borrowers' account for the amount of any item of payment which is unsatisfactory to FINOVA in its sole discretion and FINOVA may charge the Borrowers' loan account for the amount of any item of payment which is returned to FINOVA unpaid.

7.3 Establishment of a Lockbox Account or Dominion Account. All proceeds of Collateral shall, at the direction of FINOVA, be deposited by the Borrowers into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by the Borrowers and be acceptable to FINOVA. The Borrowers shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and the Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked

Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "Dominion Account") and the Borrowers shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts.

7.4 Payments Without Deductions. The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

7.5 Collection Days Upon Repayment. In the event the Borrowers repay the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to the Borrowers' loan account two
(2) Business Days after FINOVA's receipt thereof.

7.6 Monthly Accountings. FINOVA shall provide the Borrowers monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on the Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless the Borrowers notify FINOVA in writing to the contrary within forty-five (45) days after each account is rendered, describing the nature of any alleged errors or admissions.

8.     POWER OF ATTORNEY.

The Borrowers appoint FINOVA and its designees as the Borrowers' attorney, with the power to endorse the Borrowers' name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign the Borrowers' name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of the Borrowers' mail to an address designated by FINOVA and to open and dispose of all mail addressed to the Borrowers; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. The Borrowers hereby ratify and approve all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as the Borrowers' attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

9.     RECEIVABLES.

9.1 Eligibility. The Borrowers represent and warrant that each Receivable covers and shall cover a bona fide sale or lease and delivery by them of goods or the rendition by them of services in the ordinary course of their business, and shall be for a liquidated amount and FINOVA's security interest shall not be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other condition. If any representation or warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then FINOVA may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that FINOVA shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

9.2 Disputes. The Borrowers shall notify FINOVA promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by the Borrowers without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrowers' respective businesses. FINOVA may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit the Borrowers' loan account with only the net amounts received by FINOVA in payment of any Receivables.

10.    EQUIPMENT.

The Borrowers shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with the Borrowers' respective past practices, ordinary wear and tear excepted. With the exception of SCPI for its owned real property, the Borrowers shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

11.    OTHER LIENS; NO DISPOSITION OF COLLATERAL.

The Borrowers represent, warrant and covenant that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing), and (b) the Borrowers shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or any interest of the Borrowers therein, except for the sale of Inventory in the ordinary course of the Borrowers' respective businesses. In the event FINOVA gives any such prior written approval, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to FINOVA. The proceeds of any such sales shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations.

12.    GENERAL REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers represents and warrants that:

12.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

12.2 Other Names. Except as set forth on Schedule 12.2, it has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has it been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time;

12.3 Due Authorization. Its execution, delivery and performance of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of its Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which it is a party or by which it or its assets are bound;

12.4 Binding Obligation. Each of the Loan Documents to which it is a party is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms;

12.5 Intangible Property. It possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid;

12.6 Capital. It has capital sufficient to conduct its business, is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

12.7 Material Litigation. It has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

12.8 Title; Security Interests of FINOVA. It has good, indefeasible and merchantable title to the Collateral owned by such Borrower and, upon the filing of UCC-1 Financing Statements and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

12.9 Restrictive Agreements; Labor Contracts. It is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

12.10 Laws. It is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

12.11 Consents. It has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

12.12 Defaults. It is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

12.13 Financial Condition. The Prepared Financials fairly present the Borrowers' financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

12.14 ERISA. None of the Borrowers, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor have any of the Borrowers or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of the Borrowers has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither the Borrowers nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. The Borrowers and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

12.15 Taxes. The Borrowers have filed all tax returns and such other reports as they are required by law to file and have paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

12.16 Locations. The Borrowers' chief executive office and the offices and locations where the Borrowers keep the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 13.5 below;

12.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrowers and any customer or any group of customers whose purchases individually or in the aggregate are material to the respective businesses of the Borrowers, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect the Borrowers or prevent the Borrowers from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

12.18  Capitalization

(a) All of the issued and outstanding shares of the capital stock of Puma, H&H, DFS and OMC, and approximately ninety percent (90%) of the issued and outstanding shares of the capital stock of SCPI, are directly and beneficially owned and held by Oakhurst, all of the issued and outstanding shares of the capital stock of G&O are directly and beneficially owned and held by DFS, and all of the issued and outstanding shares of the capital stock of OH are directly and beneficially held by certain subsidiaries of Oakhurst in the percentages set forth in the definition of "OH" below, and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to FINOVA;

(b) Each Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of FINOVA and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) to carry on its business and all businesses in which it is about to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of such Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of such Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability; and

12.19 Reaffirmations. Each request for a loan made by the Borrowers pursuant to this Agreement shall constitute (i) an automatic representation and warranty by the Borrowers to FINOVA that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents.

13.    AFFIRMATIVE COVENANTS.

The Borrowers covenant that, so long as any Obligation remains outstanding and this Agreement is in effect, they shall:

13.1 Expenses. Promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and the Borrowers or any third party,
(iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral, and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. The Borrowers shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time;

13.2 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

13.3 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or the Borrowers' respective businesses, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

13.4 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

13.5 Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of the Borrowers' chief executive office or the location of any Collateral, or the Borrowers', or any of their, opening or closing of any other place of business;

13.6 Corporate Existence. Maintain their respective corporate existences and their respective qualifications to do business and good standing in all states necessary for the conduct of their respective businesses and the ownership of their respective property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of their respective businesses;

13.7 Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which any Borrower is or may become subject and the expiration of any collective bargaining agreements to which any Borrower is a party or bound;

13.8 Violations of Law. Promptly notify FINOVA in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to any Borrower, which may materially and adversely affect the Collateral or the Borrowers' respective businesses, assets, prospects, operations or condition, financial or otherwise;

13.9 Defaults. Notify FINOVA in writing within five (5) Business Days of any Borrower's default under any material note, indenture, loan agreement, mortgage, lease or other agreement to which the Borrowers, or any of them, are a party or by which the Borrowers, or any of them, are bound, or of any other default under any Indebtedness of Borrowers or any of them;

13.10 Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting any of the Borrowers' respective businesses, assets, prospects, operations or condition, financial or otherwise;

13.11 Books and Records. Keep adequate records and books of account with respect to their respective business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions;

13.12 Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between the Borrowers, or any of them, and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) without limiting the landlord and mortgagee waivers to be provided pursuant to Section 2.1(j) above, landlord and mortgagee waivers in form acceptable to FINOVA with respect to all locations where any of Collateral is hereafter located;

13.13 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $1,000.00 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, the Borrowers shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act; and

13.14 Financial Covenants. Comply with the financial covenants set forth on the Schedule.

14.    NEGATIVE COVENANTS.

Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, the Borrowers shall not:

14.1 Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in their respective capital structures or in their respective businesses or operations which might adversely affect the repayment of the Obligations;

14.2 Loans. Except as set forth on the Schedule, make advances, loans or extensions of credit to, or invest in, any Person;

14.3 Dividends. Except as set forth on the Schedule, declare or pay cash dividends upon any of their stock or distribute any of their property or redeem, retire, purchase or acquire directly or indirectly any of their stock;

14.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or their ability to repay the Obligations in full as and when due;

14.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit, except for Indebtedness of the other Borrowers pursuant to this Agreement;

14.6 Repurchase. Except as set forth in Section 6.4, make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

14.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;

14.8 Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations;

14.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers in any fiscal year would exceed the amount set forth on the Schedule;

14.10 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, except as set forth on the Schedule, during any fiscal year to all of the Borrowers' executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule;

14.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations; (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business; (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder); (iv) Indebtedness in the approximate amount of One Hundred Five Thousand Dollars ($105,000) incurred or to be incurred by DFS in acquiring all of the issued and outstanding capital stock of G&O and Indebtedness in the amount of approximately Three Hundred and Fifteen Thousand Dollars ($315,000) pursuant to a non-competition agreement entered into between G&O, DFS and the seller of the capital stock of G&O; and (v) additional Indebtedness permitted by this Agreement.

14.12 Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrowers may pay compensation permitted by
Section 14.10 to employees who are Affiliates and, if no Event of Default has occurred, the Borrowers may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to the Borrowers than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

14.13 Nature of Business. Enter into any new business or make any material change in any of the Borrowers' respective business objectives, purposes or operations;

14.14 FINOVA's Name. Use the name of FINOVA in connection with any of the Borrowers' respective businesses or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of the Borrowers, solely for credit reference purposes; or

14.15 Margin Security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

15.    ENVIRONMENTAL MATTERS.

15.1   Definitions.  The following definitions apply to the provisions of this
Section 15:

(a) the term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to the Borrowers, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances;

(b) The term "Hazardous Substance" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Section Section 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC Section Section 6901 et seq.; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and

(c) the term "Property" shall mean all real property, wherever located, in which any Borrower or any Affiliate of any Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitation, as owner, lessor or lessee.

15.2   Covenants and Representations.

(a) The Borrowers represent and warrant that there have not been during the period of the Borrowers' possession of any interest in the Property and, to the best of their knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law (i) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Property.

(b) Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 15.2, the Borrowers represent and warrant that they are in full compliance with Applicable Law and have received no notice from any person or any governmental agency or other entity of any violation by the Borrowers, or any of them, or by any of their Affiliates of any Applicable Law.

(c) The Borrowers shall be solely responsible for and agree to indemnify FINOVA, protect and defend FINOVA with counsel reasonably acceptable to FINOVA, and hold FINOVA harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by FINOVA (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of FINOVA, its employees, agents and representatives. All Environmental Costs incurred or advanced by FINOVA shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.

16.    TERM; TERMINATION.

16.1 Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

16.2 Prior Notice. Each party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

16.3 Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

16.4 Early Termination; Termination Fee. In addition to the procedure set forth in Section 16.2, the Borrowers may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by the Borrowers or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, the Borrowers shall pay to FINOVA upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

17.    DEFAULT.

17.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

(a) The Borrowers fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

(b) Any of the Borrowers or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which the Borrowers or such other Loan Party is a party;

(c) Any material adverse change occurs in the business, assets, operations, prospects or condition, financial or otherwise, of any of the Borrowers;

(d) The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

(e) Any material portion of any of the Borrowers' assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

(f) Any of the Borrowers shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of such Borrower;

(g) Any bankruptcy or other insolvency proceeding is commenced by any of the Borrowers, or any such proceeding is commenced against any of the Borrowers and remains undischarged or unstayed for forty-five (45) days;

(h) Any notice of lien, levy or assessment is filed of record with respect to any of the Borrowers' assets other than in respect of Permitted Encumbrances;

(i) Any judgments are entered against any of the Borrowers in an aggregate amount exceeding Twenty-Five Thousand Dollars ($25,000);

(j) Any default shall occur under any material agreement between any of the Borrowers and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of such Borrower to such third party;

(k) Any representation or warranty made or deemed to be made by any of the Borrowers, any Affiliate of any of the Borrowers or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

(l) The Validator dies, or terminates or attempts to terminate his Support Agreement or becomes subject to any bankruptcy or other insolvency proceeding and any such incident is not cured through a replacement Validator acceptable to FINOVA within one hundred and twenty (120) days of the occurrence of any such incident;

(m) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of any of the Borrowers; any lien upon the assets of any of the Borrowers in connection with any Plan shall arise; any of the Borrowers or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which such Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; any of the Borrowers or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

(n) Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of any of the Borrowers, with the exception of transfers of the shares of the capital stock of Oakhurst or SCPI for as long as Oakhurst or SCPI, as the case may be, is a public reporting company under the Securities Exchange Act of 1934, as amended.

17.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. The Borrowers agree that FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code and upon the occurrence of an Event of Default Borrowers hereby consent to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in Section 19.7 hereof, and Borrowers waive notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or the Borrowers shall, upon FINOVA's demand, at the Borrowers' sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. The Borrowers agree that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and the Borrowers' rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Borrowers at their address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency to the fullest extent permitted by law.

17.3 Standards for Determining Commercial Reasonableness. The Borrowers and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable):
Any public or private disposition as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to the Borrowers and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted. The public disposition shall be at any place designated by FINOVA, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. (provided that no notice of any public or private disposition need be given to the Borrowers if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market). Without limiting the generality of the foregoing, the Borrowers expressly agree that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from the Borrowers any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

18.    DEFINITIONS.

18.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

"Affiliate" means any Person controlling, controlled by or under common control with any of the Borrowers. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of any of the Borrowers, any shareholder or subsidiary of any of the Borrowers, and any other Person with whom or which any of the Borrowers has common shareholders, officers or directors.

"Annual Cash Flow Recapture Prepayment" has the meaning set forth on the Schedule.

"Business Day" means any day on which commercial banks in both Los Angeles, California and Phoenix, Arizona are open for business.

"Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

"Capital Lease" means any lease of property by any of the Borrowers that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the consolidated balance sheet of the Borrowers.

"Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

"Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

"Collateral" has the meaning set forth in Section 4.1 above.

"Current Assets" at any date means the amount at which the current assets of the Borrowers would be shown on a consolidated balance sheet of the Borrowers as at such date, prepared in accordance with GAAP, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

"Current Liabilities" at any date means the amount at which the current liabilities of the Borrowers would be shown on a consolidated balance sheet of the Borrowers as at such date, prepared in accordance with GAAP, provided that liabilities owing to Affiliates shall be excluded therefrom.

"DFS" means Dowling's Fleet Services Co., Inc., a New York corporation, a co-borrower hereunder, and a wholly owned direct subsidiary of Oakhurst.

"Deposit Accounts" has the meaning set forth in Section 9105 of the Code.

"Eligible Inventory" means Inventory which FINOVA, in its sole judgment, deems Eligible Inventory, based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in FINOVA's sole judgment, such Inventory (i) consists of finished goods, in good, new and salable condition which are not obsolete, discontinued, unmerchantable, unserviceable or slow moving (Inventory held by a Borrower in excess of 180 days), and are not comprised of raw materials, work in process, packaging, materials or supplies;
(ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein; (iv) is not Inventory purchased or sold on consignment;

(v) is at all times subject to FINOVA's duly perfected, first priority security interest; and (v) is situated at a location in compliance with Section 12.16 hereof. Inventory of G&O shall not be considered Eligible Inventory, subject to the future review and approval of such inventory as eligible by FINOVA in its discretion.

"Eligible Receivables" means Receivables arising in the ordinary course of the business of the Borrowers, with the exception of G&O, from the sale of goods or the rendition of services, which FINOVA, in its sole judgment, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice due date, provided that such invoice due date shall be within one hundred twenty (120) days of invoice date, to the extent of any amount remaining unpaid after such period;
(ii) the account debtor has failed to pay more than twenty-five percent (25%) of all outstanding Receivables owed by it to Borrowers within ninety (90) days after invoice due date, provided that such invoice due date shall be within one hundred twenty (120) days of invoice date; (iii) the account debtor is an Affiliate of any Borrower; (iv) the goods relating thereto are placed on consignment, "bill and hold", guaranteed sale or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (vi) the account debtor is the United States or any department, agency or instrumentality thereof or any State of the United States; (vii) any Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower; (viii) the account debtor's total obligations to the Borrowers exceed fifteen percent (15%) of all Eligible Receivables (with exception of Receivables owing by Bell Atlantic NYNEX Mobile Systems to H&H, which Receivables shall be considered ineligible to the extent the aggregate amount thereof outstanding at any time exceeds Two Hundred Thousand Dollars ($200,000)) on a consolidated basis to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; or (xii) the face amount of such single Receivable exceeds Twenty-Five Thousand Dollars ($25,000), unless accompanied by evidence of the shipment of the goods relating thereto satisfactory to FINOVA in its sole discretion. Receivables of G&O shall not be considered Eligible Receivables, subject to the future review and approval of such Receivables as eligible by FINOVA in its discretion. Further, Eligible Receivables shall not include any sales subject to a merchant agreement for credit card transactions.

"Equipment" means all of the Borrowers' present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in the Borrowers' respective operations or owned by the Borrowers and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which any of the Borrowers is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

"Event of Default" means any of the events set forth in Section 17.1 of this Agreement.

"Fixed Asset Loan" has the meaning set forth on the Schedule.

"Fixed Asset Note" has the meaning set forth on the Schedule.

"G&O" means G&O Sales Company, a Pennsylvania corporation, and a wholly owned subsidiary of DFS.

"General Intangibles" means all general intangibles of the Borrowers, whether now owned or hereafter created or acquired by the Borrowers, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of the Borrowers against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to the Borrowers to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

"H&H" means H&H Distributors, Inc., a Pennsylvania corporation, a co-borrower hereunder, and a wholly owned direct subsidiary of Oakhurst.

"Indebtedness" means all of the Borrowers' present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by any of the Borrowers, even though such Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any Capital Leases or conditional sales contract or other title retention agreement with respect to property used or acquired by any of the Borrowers, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

"Initial Term" has the meaning set forth on the Schedule.

"Inventory" means all of the Borrowers' now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrowers' respective businesses or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

"Inventory Loans" has the meaning set forth on the Schedule.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by the Borrowers and payable to FINOVA, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"Loan Party" means the Borrowers, the Validator, and each other party, if any (other than FINOVA), to any Loan Document.

"Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of any of the Borrowers or any ERISA Affiliate.

"OH" means Oakhurst Holdings, Inc., a Delaware corporation, a co-borrower hereunder, with respect to which all of the issued and outstanding capital stock is owned of record and beneficially by the following subsidiaries of Oakhurst in the percentages stated: SCPI-45.6%; Puma-28.7%; DFS-8.9%; and H&H-16.8%

"OMC" means Oakhurst Management Corporation, a Texas corporation, a co-borrower hereunder, and a wholly owned direct subsidiary of Oakhurst.

"Oakhurst" means Oakhurst Company, Inc., a Delaware corporation, a co-borrower hereunder, and the direct parent of SCPI, Puma, H&H, DFS and OMC.

 "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by the Borrowers to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in the Borrowers' debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Annual Cash Flow Recapture Prepayment, Minimum Interest Charges and any other sums chargeable to the Borrowers hereunder or under any other agreement with FINOVA.

"Overlines" has the meaning set forth in Section 1.3 hereof.

"PBGC" means the Pension Benefit Guarantee Corporation.

"Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth on the Schedule and incorporated herein by this reference.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Plan" means any plan described in ERISA Section 3(2) maintained for employees of the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

"Prepared Financials" means the balance sheets of the Borrowers as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

"Puma" means Puma Products, Inc., a Texas corporation, a co-borrower hereunder, and a wholly owned direct subsidiary of Oakhurst.

"Receivable Loans" has the meaning set forth on the Schedule.

"Receivables" means all of the Borrowers' now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming any of the Borrowers as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to any of the Borrowers, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by any of the Borrowers, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

"Renewal Term" has the meaning set forth on the Schedule.

"Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

"Revolving Loans" has the meaning set forth on the Schedule.

"SCPI" means Steel City Products, Inc., a Delaware corporation, a co-borrower hereunder, and a majority owned direct subsidiary of Oakhurst.

"Tangible Net Worth" at any date means (i) if determined on a consolidated basis for all Borrowers, the Borrowers' net worth as determined on a consolidated basis in accordance with GAAP, consistently applied, minus the intangible assets of the Borrowers, but including any deferred tax asset; and
(ii) if determined with respect to an individual Borrower, such Borrower's net worth determined in accordance with GAAP, consistently applied, minus the intangible assets of the Borrower, but including intercompany Indebtedness owed to the Borrower by other Borrowers.

"Total Facility" has the meaning set forth on the Schedule.

"Validator" means Mr. Mark Auerbach.

18.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19.    MISCELLANEOUS.

19.1 Recourse to Security; Certain Waivers. All Obligations shall be payable by the Borrowers as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. The Borrowers waive presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which the Borrowers might otherwise be entitled.

19.2 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and the Borrowers nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement except as covered by the waiver. FINOVA's rights and remedies shall be cumulative and not exclusive.

19.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and the Borrowers' respective representatives, successors and assigns.

19.4 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

19.5 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrowers and FINOVA. The Borrowers may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of the Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder. The Borrowers hereby consent to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to the Borrowers or their respective businesses. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to the Borrowers and such assignment shall effect a novation between the Borrowers and such third party.

19.6 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

19.7 Governing Law; Waivers. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE BORROWERS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE BORROWERS WAIVE ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. THE BORROWERS WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE. THE BORROWERS FURTHER WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO COLLATERALLY

ATTACK ANY JUDGMENT ENTERED AGAINST THEM.

19.8 Survival. All of the representations and warranties of the Borrowers contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

19.9 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by the Borrowers to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

19.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

19.11 Application of Collateral. FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as FINOVA shall determine in its sole discretion. To the extent that the Borrowers make a payment or FINOVA receives any payment or proceeds of the Collateral for the Borrowers' benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

19.12 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of any of the Borrowers shall be made to FINOVA on or prior to 11:30 a.m., Philadelphia time, on the Business Day on which the proceeds thereof are requested to be paid to the Borrowers and shall be conclusively presumed to be made by a Person authorized by the Borrowers to do so and the crediting of a loan to the Borrowers' operating account shall conclusively establish the Borrowers' obligation to repay such loan. Unless and until the Borrowers otherwise direct FINOVA in writing, all loans shall be wired to the Borrowers' operating account set forth on the Schedule.

19.13 Notices. Any notice required hereunder shall be in writing and addressed to the Borrowers and FINOVA at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

19.14 Brokerage Fees. The Borrowers agree to indemnify and hold FINOVA harmless against any and all claims for any brokerage fee or other commission incurred by Borrowers with respect to the financing transactions herein contemplated.

19.15 Disclosure. No representation or warranty made by the Borrowers in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrowers or which reasonably should be known to the Borrowers which the Borrowers have not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of the Borrowers.

19.16 Publicity. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof. The Borrower may issue appropriate press releases concerning this transaction with the prior review and written approval of FINOVA, which approval shall not be unreasonably withheld.

19.17 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

19.18 Injunctive Relief. The Borrowers recognize that, in the event they fail to perform, observe or discharge any of their Obligations under this

Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

19.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

19.20 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

19.21 Time of Essence. Time is of the essence for the performance by the Borrowers of the Obligations set forth in this Agreement.

19.22 Limitation of Actions. The Borrowers agree that any claim or cause of action by the Borrowers against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by the Borrowers by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other person authorized to accept service of process on behalf of FINOVA, within 30 days thereafter. The Borrowers agree that such one-year period of time is a reasonable and sufficient time for the Borrowers to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

19.23 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any or all of the Borrowers through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA's directors, officers, employees, agents, attorneys or other person or entity affiliated with or representing FINOVA.

19.24 Notice of Breach by FINOVA. The Borrowers agree to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. The Borrowers agree that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after the Borrowers have knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, the Borrowers shall not assert, and the Borrowers shall be deemed to have waived, any claim or defense arising therefrom.

19.25 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND EACH OF THE BORROWERS HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND ANY OR ALL OF THE BORROWERS; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR ANY OR ALL OF THE BORROWERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER

PERSONS AFFILIATED WITH FINOVA OR ANY OR ALL OF THE BORROWERS; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

19.26 Receipt of Funds. In this document or any related document, whenever there is a reference to the "receipt by FINOVA of funds", or any similar language regarding receipt of funds by FINOVA, in order to be credited to the applicable account on the date that good funds were received by FINOVA (either directly or through a bank account or lock box arrangement, etc.), the funds must reach FINOVA no later than 10:00 a.m. on that date (using the time zone of the FINOVA office where the Borrower's loan is managed on the date the transfer of funds is made). Any funds reaching FINOVA after 10:00 a.m. will be credited to the appropriate account on the next immediately following Business Day.

19.27 Suretyship Waivers and Consents. Oakhurst, SCPI, Puma, H&H, DFS, OMC, OH and G&O (for the purposes of this Section 19.27, each a "Debtor") each acknowledge that the obligations of such Debtor undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons other than such Debtor (including the other Debtor parties hereto) and, in full recognition of that fact, each Debtor consents and agrees that FINOVA may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Debtors, and without affecting the enforceability or continuing effectiveness hereof as to each Debtor: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as FINOVA in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to FINOVA or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate, partnership or other form of existence of any Debtor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

       Upon the occurrence and during the continuance of any Event of Default, FINOVA may enforce this Agreement independently as to each Debtor and independently of any other remedy or security FINOVA at any time may have or hold in connection with the Obligations, and it shall not be necessary for FINOVA to marshal assets in favor of any Debtor or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Debtor expressly waives any right to require FINOVA to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any collateral provided by any Person, and agrees that FINOVA may proceed against Debtors or any collateral in such order as it shall determine in its sole and absolute discretion.

       FINOVA may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Debtor agrees that FINOVA and any Debtor and any Affiliate of any Debtor may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

       FINOVA's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be requested to be restored or returned by FINOVA, all as though such amount had not been paid. The rights of FINOVA created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Debtor and whether or not any other Debtor shall have any personal liability with respect thereto.

       To the maximum extent permitted by applicable law, each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of
(a) any disability or other defense of any other Debtor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Debtor (other than by reason of the full payment and performance of all Obligations), (d) any failure of FINOVA to marshal assets in favor of any Debtor or any other Person, (e) any failure of FINOVA to give notice of sale or other disposition of Collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of FINOVA to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, including any failure of FINOVA to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (g) any act or omission of FINOVA or others that directly or indirectly results in or aids the discharge or release of any of any Debtor or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of FINOVA to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by FINOVA of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of FINOVA for any reason, or (o) any action taken by FINOVA that is authorized by this Section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Debtor hereby waives and postpones any right of subrogation it has or may have as against any other Debtor with respect to the Obligations; and (ii) in addition, each Debtor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Debtor. Each Debtor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new additional Obligations.

       In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Debtor authorizes FINOVA on FINOVA's behalf, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Debtor, the enforceability of this Agreement, or the validity or enforceability of any liens of, or for the benefit of, FINOVA on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Further, each Debtor waives all rights and defenses arising out of an election of remedies by FINOVA, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Debtor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

       To the fullest extent permitted by applicable law, each Debtor expressly waives any defenses to the enforcement of this Agreement or any rights of

FINOVA created or granted hereby or to the recovery by FINOVA against any Debtor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Debtors and may preclude Debtors from obtaining reimbursement or contribution from other Debtors. Each Debtor expressly waives (i) any suretyship defenses or benefits that it otherwise might or would have under applicable law, and (ii) the right, if any, to require FINOVA to disclose to such Debtor any information it may now have or hereafter acquire concerning the other Debtor's character, credit, Collateral, financial condition or other matters. Each Debtor has established adequate means to obtain from the other Debtor on a continuing basis financial and other information pertaining to such Debtor's business and affairs, and assumes the responsibility for being and keeping itself informed of the financial and other conditions of the other Debtor and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal.
Each Debtor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Debtor that is subject to any such deeds of trust or mortgages or other instruments and any Debtor's failure to receive any such notice shall not impair or affect such Debtor's obligations or the enforceability of this Agreement or any rights of FINOVA created or granted hereby. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, EACH DEBTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FINOVA, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH DEBTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL DEBTOR BY THE OPERATION OF LAW OR OTHERWISE.

       FINOVA need not inquire into the powers of any of the Debtors or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All obligations of Debtors to FINOVA heretofore, now or hereafter created shall be deemed to have been granted at Debtors' special insistence and request and in consideration of and in reliance upon this Agreement.

       Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against other Debtors, FINOVA or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

BORROWERS:

OAKHURST COMPANY, INC.                             WITNESSED BY:                                  [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Chairman & Chief Executive Officer
        ----------------------------------

Federal Employer Identification No.:  25-1655321

STEEL CITY PRODUCTS, INC.                          WITNESSED BY:                                  [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Chief Financial Officer
        ----------------------------------

Federal Employer Identification No.:  55-0437067

PUMA PRODUCTS, INC.                                WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  75-2274827

H&H DISTRIBUTORS, INC.                             WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  25-1202693

DOWLING'S FLEET SERVICE CO., INC.                  WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  13-1854847

OAKHURST MANAGEMENT CORPORATION                    WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  75-2593542

OAKHURST HOLDINGS, INC.                            WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  51-0372685

G&O SALES COMPANY                                  WITNESSED BY:                                    [STAMP]


By /s/ MARK AUERBACH                               /s/ JOE A. CRUZ
   ---------------------------------------         ----------------------------------------
  Title Vice President

Federal Employer Identification No.:  __________



FINOVA:

FINOVA CAPITAL CORPORATION


By /s/ RON MONTGOMERY
   ---------------------------
   Title Vice President
         ---------------------



      [LOAN AND SECURITY AGREEMENT TO BE EXECUTED BEFORE A NOTARY PUBLIC]

                                  SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT

BORROWERS:                (1)     OAKHURST COMPANY, INC.
                          (2)     STEEL CITY PRODUCTS, INC.
                          (3)     PUMA PRODUCTS, INC.
                          (4)     H&H DISTRIBUTORS, INC.
                          (5)     DOWLING'S FLEET SERVICE CO., INC.
                          (6)     OAKHURST MANAGEMENT CORPORATION
                          (7)     OAKHURST HOLDINGS, INC.
                          (8)     G&O SALES COMPANY

ADDRESSES:                (1)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS  75050
                          (2)     630 ALPHA DRIVE
                                  PITTSBURGH, PENNSYLVANIA 15238
                          (3)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS  75050
                          (4)     5101 BAUM BOULEVARD
                                  PITTSBURGH, PENNSYLVANIA  15238
                          (5)     389 EAST THIRD STREET
                                  MT. VERNON, NEW YORK  10550
                          (6)     1001 SANTERRE DRIVE
                                  GRAND PRAIRIE, TEXAS  75050
                          (7)     3513 CONCORD PIKE, SUITE 3720
                                  WILMINGTON, DELAWARE  19803
                          (8)     1522-24 FAIRMOUNT AVENUE
                                  PHILADELPHIA, PENNSYLVANIA  19130

DATE:            MARCH 28, 1996

         This Schedule forms an integral part of the Loan and Security Agreement between the above Borrowers and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

TOTAL FACILITY (SECTION 1.1):

         The Total Facility for all Loans is Nine Million Five Hundred Thousand Dollars ($9,500,000). The Total Facility for Revolving Loans is Eight Million Dollars ($8,000,000).

LOANS (SECTION 1.2):


         A. REVOLVING LOANS: a revolving line of credit to the Borrowers consisting of loans against the Eligible Receivables of each Borrower ("Receivable Loans") and against the Eligible Inventory of each Borrower ("Inventory Loans" and, together with the Receivable Loans, the "Revolving Loans") in an aggregate outstanding principal amount at any time for all Borrowers which shall not exceed the lesser of:

                (a)      an amount of the Total Facility for Revolving Loans; or

                (b)      the sum of

                          (i) the aggregate Receivable Loans to the Borrowers, each in an amount equal to eighty percent (80%) of the net amount of each Borrower's Eligible Receivables, but not to exceed with respect to each Borrower, the amounts set forth below:

                                      Maximum Advance Against
                     Borrower         Eligible Accounts
                     --------         -----------------
                     Oakhurst               $0
                     SCPI           $3,800,000
                     Puma           $1,000,000
                     H&H              $700,000
                     DFS            $2,500,000
                     OMC                    $0
                     OH                     $0
                     G&O                    $0;

         less a Dilution reserve equal to five percent (5%) of each Borrower's total Eligible Receivables from time to time, which Dilution reserve may be adjusted periodically by FINOVA, in its reasonable credit judgment, upward or downward by the percentage which Dilution varies from a prior period's total Dilution by more than two and one-half percent (2.5%); plus

                          (ii) the aggregate Inventory Loans to the Borrowers, each in an amount equal to forty-five percent (45%) of the value of each Borrower's Eligible Inventory, calculated at the lower of cost or market valued and determined on a first-in, first-out basis, but not to exceed with respect to each Borrower, the amounts set forth below:

                                               Maximum Advance Against
                     Borrower                  Eligible Accounts
                     --------                  -----------------
                     Oakhurst                                $0
                     SCPI                            $2,700,000
                     Puma                              $700,000
                     H&H                               $200,000
                     DFS                             $1,400,000
                     OMC                                     $0
                     OH                                      $0
                     G&O                                     $0;

provided, however, that FINOVA shall advance Inventory Loans to the Borrowers, subject to the foregoing subline limits, in an amount equal to twenty-five percent (25%) of the value of that portion of each Borrower's Inventory, which would otherwise be deemed ineligible because such Inventory had been held by a Borrower in excess of 180 days and therefore considered slow moving, consisting of out-of-season Inventory purchased under special purchase arrangements and held in anticipation of being sold at the next seasonal market; and provided further, however, that the aggregate outstanding principal amount of Inventory Loans to the Borrowers shall not exceed at any time Four Million Dollars ($4,000,000); and provided further, however, that the aggregate outstanding principal amount of Inventory Loans and Receivable Loans to the Borrowers shall not exceed at any time the Total Facility for Revolving Loans of Eight Million Dollars ($8,000,000).

    B. FIXED ASSET LOAN: a term loan to the Borrowers, advanced to SCPI, and secured primarily by certain real property of SCPI ("Fixed Asset Loan") in an aggregate outstanding principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000); provided, that the Fixed Asset Loan, if any, shall be in such amounts and on such terms and conditions as are set forth on that certain Secured Promissory Note ("Fixed Asset Note") of Borrowers in favor of FINOVA dated the date hereof. The Borrowers may refinance the Fixed Asset Loan at any time at their election without penalty, provided that FINOVA shall
(i) have been offered the first opportunity by the Borrowers to provide such refinancing of the Fixed Asset Loan on the same material financial terms and conditions as actually provided by the refinancing lender and (ii) have declined to provide the requested refinancing of the Fixed Asset Loan.

CONDITIONS PRECEDENT (SECTION 2.1):

    The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections
2.1 and 2.2: (a) the Borrowers shall have cash and excess borrowing availability under the Revolving Loans facility of not less than One Million Dollars ($1,000,000), after giving effect to the initial advance hereunder and after giving effect to the payment in full of all of the Borrowers' accounts payable outstanding for more than thirty (30) days after their invoice due date and all book overdrafts; and (b) there shall have been no material adverse change in the business, operations, profits or prospects of any of the Borrowers, or in the condition of the assets of any of the Borrowers, between November 30, 1995 and the date hereof. The Borrowers shall cause the conditions precedent set forth in Section 2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before March 15, 1996.


INTEREST AND FEES (SECTION 3.1):


    Interest. The Borrowers shall pay FINOVA interest on the daily outstanding balance of the Borrowers' loan account at a per annum rate of one and one-half (1.5) percentage points in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"). The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

    Minimum Interest Charge. With respect to each calendar month or portion thereof during the term of this Agreement (excluding the calendar month in which this Agreement is executed), the Borrowers shall also pay FINOVA, on the first day of the next month, as a minimum charge, the amount by which accrued interest for such month or portion thereof is less than Five Thousand Dollars ($5,000) (the "Minimum Interest Charge"). Notwithstanding the occurrence of any Event of Default hereunder or termination of this Agreement by FINOVA as a result thereof, the Minimum Interest Charge shall be paid by Borrowers for the unexpired portion of the Initial Term or any Renewal Term of this Agreement.

    Closing Fee.   At the closing of this transaction, the Borrowers shall pay to FINOVA a closing fee in an amount equal to one percent (1%) of the amount of the Total Facility for all Loans, Ninety-Five Thousand Dollars ($95,000), which shall be deemed fully earned at the time of payment.

    Collateral Management Fee. At the closing of this transaction and on the first day of each month thereafter, Borrowers shall pay FINOVA a collateral fee of One Thousand Dollars ($1,000) which shall be deemed fully earned at the time of each payment.

    Unused Line Fee. Borrowers shall pay to FINOVA a fee equal to one-quarter of one percent (0.25%) per annum multiplied by the average daily difference between (i) the Total Facility for Revolving Loans and (ii) the outstanding aggregate principal balances of all Revolving Loans to the Borrowers. Such fee shall be payable quarterly, in arrears, commencing on the first day of the fourth month following the Closing Date and continuing on the first day of each three (3) month quarterly period, or portion thereof, thereafter during the term of this Agreement.

    Renewal Fee. In the event that the Initial Term of this Agreement is extended for a Renewal Term as provided in Section 16.1 hereof, the Borrowers shall pay to FINOVA, a renewal fee in an amount equal to one-half of one percent (0.5%) of the Total Facility for Revolving Loans, payable on the first Business Day of the Renewal Tern, which fee shall be deemed fully earned at the time of payment.

    Examination Fees. The Borrowers agree to pay to FINOVA an examination fee in the amount of Five Hundred Dollars ($500) per person per day in connection with each audit or examination of any of the Borrowers performed by FINOVA prior to or after the date hereof. Without limiting the generality of the foregoing, the Borrowers shall pay to FINOVA an initial examination fee in an amount equal to $500 per person per day. Such initial examination fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by the Borrowers to FINOVA prior to the date of this Agreement. Borrowers shall also reimburse FINOVA for all out-of-pocket costs and expenses incurred by FINOVA in connection with each audit or examination.


REPORTING REQUIREMENTS (SECTION 5.2):


1. Each Borrower shall provide FINOVA with monthly agings, aged by invoice date, and reconciliations of Receivables, with listings of Borrowers' concentrated accounts, within ten (10) days after the end of each month.

2. Each Borrower shall provide FINOVA monthly with open accounts payable listings, aged by invoice date, and outstanding or held check registers, within ten (10) days after the end of each month.

3. Each Borrower shall provide FINOVA with inventory certificates, accompanied by monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP), accompanied by such other inventory reports, including but not limited to a physical inventory count report, as are reasonably requested by FINOVA, all within ten (10) days after the end of each month. When available in conjunction with Borrowers' annual audit, Borrowers shall submit to FINOVA the report of their annual physical inventory count.

4. Each Borrower shall provide FINOVA with monthly unaudited financial statements within thirty (30) days after the end of each month.

5. Borrowers shall provide FINOVA with quarterly unaudited consolidated and consolidating financial statements within forty-five (45) days after the end of each fiscal quarter.

6. Borrowers shall provide FINOVA with annual consolidated and consolidating operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrowers within thirty
(30) days prior to the end of each fiscal year of Borrowers.

BORROWER INFORMATION:

Borrowers' States of Incorporation (Section 12.1):

     Oakhurst - Delaware
     SCPI - Delaware
     Puma - Texas
     H&H - Pennsylvania
     DFS - New York
     OMC - Texas
     OH - Delaware
     G&O - Pennsylvania

Fictitious Names/Prior Corporate Names (Section 12.2):

     Oakhurst
     --------

     Hallwood Holdings Incorporated
     Oakhurst Capital, Inc.


     SCPI
     ----

     Harris & Frank
     Hallwood Industries Incorporated

     Puma
     ----

     LBI Corp.

     H&H
     ---
     Harry Survis Auto Center
     PA Cellular Phone Co.

Borrowers' Locations (Section 12.16):

     Oakhurst
     --------

     1001 Santerre Drive
     Grand Prairie, Texas  75050

     SCPI
     ----

     630 Alpha Drive
     Pittsburgh, Pennsylvania  15238

     H&H
     ---

     5101 Baum Boulevard
     Pittsburgh, Pennsylvania  15224

     4015 Washington Road
     McMurray, Pennsylvania  15317

     Puma
     ----

     1001 Santerre Drive
     Grand Prairie, Texas  75050

     2421 S. Nappanee Street
     Ellkhart, Indiana 46550

     DFS
     ---

     389 East Third Street
     Mt. Vernon, New York  10550

     293C Peninsula Boulevard
     Hempstead, New York  11550

     1901 State Street
     Bridgeport, Connecticut  06605

     1288 Main Street
     East Hartford, Connecticut  06608

     487 Hillside Avenue
     Hillside, New Jersey  07205

     2 Victor Street
     Lodi, New Jersey  07205

     G&O
     ---

     1522-24 Fairmont Avenue
     Philadelphia, Pennsylvania  19130


Permitted Encumbrances (Section 18.1):

     Liens in favor of FINOVA;

     Deposits under workers' compensation, unemployment insurance and social security or similar laws or to secure the performance of bids, tenders or leases or to secure indemnity, performance or other similar bonds in the ordinary course of business;

     Liens for taxes, assessments or other governmental charges or levies on property of a Borrower, if the same are not at the time delinquent or can thereafter be paid without penalty or are being contested in good faith and pursuant to appropriate proceedings, provided that notice thereof is given to FINOVA and adequate reserves therefor are established; and

     The Liens reflected in the following UCC-1 Financing Statements:


                                    Oakhurst

None (except for FINOVA filings)

                                      Puma

None (other than FINOVA's filings)

                                      H&H

Financing Statement No. 17321463, filed on May 15, 1989 with the Secretary of the Commonwealth, Pennsylvania by Alpine Electronics of America, Inc.

Financing Statement No. 22440644, filed on September 30, 1993 with the Secretary of the Commonwealth, Pennsylvania by National Auto Center, Inc.

Financing Statement No. 0426489, filed on May 15, 1989 with the Prothonotary of Allegheny County, Pennsylvania by Alpine Electronics of America, Inc.

                                      DFS

Financing Statement No. 109449, filed on August 6, 1980 with the New York Department of State by General Motors Corporation

Financing Statement No. 089683, filed on May 3, 1985 with the New York Department of State by General Motors Corporation

Financing Statement No. 089684, filed on May 3, 1985 with the New York Department of State by General Motors Corporation

Financing Statement No. 195386, filed on September 13, 1991 with the New York Department of State by General Motors Corporation

Financing Statement No. 95-007900, filed on May 23, 1995 with the Nassau County, New York Clerk by General Motors Corporation

Financing Statement No. 91-08648, filed on September 17, 1991 with the Westchester County, New York Clerk by General Motors Corporation

Financing Statement No. 938351, filed on September 12, 1991 with the Connecticut Secretary of State by General Motors Corporation

Financing Statement No. 1622249, filed on May 22, 1995 with the Connecticut Secretary of State by General Motors Corporation

Financing Statement No. 1603273, filed on February 6, 1995 with the Connecticut Secretary of State by Monarch Sales Corporation, and subsequently assigned to Lewis/Boyle, Inc.

Financing Statement No. 002514, filed on June 12, 1995 with the Bergen County, New Jersey County Clerk by General Motors Corporation

                                      SCPI

Financing Statement No. 9440438, filed on January 17, 1979 with the Secretary of the Commonwealth, Pennsylvania by Ford Motor Company

Financing Statement No. 19450927, filed on March 1, 1991 with the Secretary of the Commonwealth, Pennsylvania by General Motors Corporation

Financing Statement No. 19931246, filed on August 1, 1991 with the Secretary of the Commonwealth, Pennsylvania by Bell Atlantic Systems Leasing International, Inc., and subsequently assigned to Pitney Bowes Credit Corporation

Financing Statement No. 22520833, filed on October 26, 1993 with the Secretary of the Commonwealth, Pennsylvania by Mahaffey Equipment Division, Penngate Handling Systems, Inc., and subsequently assigned to Raymond Leasing Corporation

Financing Statement No. 23290077, filed on July 5, 1994 with the Secretary of the Commonwealth, Pennsylvania by Allegheny Clarklift, Inc.

Financing Statement No. 24131535, filed on March 31, 1995 with the Secretary of the Commonwealth, Pennsylvania by Mahaffey Equipment Division/Penngate, and assigned to Raymond Leasing Corporation

Financing Statement No. 24361780, filed on June 12, 1995 with the Secretary of the Commonwealth, Pennsylvania by IBM Credit Corporation

Financing Statement No. 24651174, filed on October 12, 1995 with the Secretary of the Commonwealth, Pennsylvania by Textron Financial Corporation

Financing Statement No. 20101099, filed on September 27, 1991 with the Secretary of the Commonwealth, Pennsylvania by Splitfire Corporation against Harris & Frank, Inc.

Financing Statement No. 1041-1979, filed on October 17, 1983 with the Allegheny County, Pennsylvania Prothonotary by Ford Motor Company

Financing Statement No. 2392-1991, filed on March 18, 1991 with the Allegheny County, Pennsylvania Prothonotary by General Motors Corporation

Financing Statement No. 4435-1994, filed on July 1, 1994 with the Allegheny County, Pennsylvania Prothonotary by Allegheny Clarklift, Inc.

Financing Statement No. 3940-1995, filed on June 13, 1995 with the Allegheny County, Pennsylvania Prothonotary by IBM Credit Corporation

Financing Statement No. 6762-1995, filed on October 13, 1995 with the Allegheny County, Pennsylvania Prothonotary by Textron Financial Corporation

Financing Statement No. 8152-1991, filed on September 27, 1991 with the Allegheny County, Pennsylvania Prothonotary by Splitfire Corporation against Harris & Frank, Inc.


PRINCIPAL PAYMENTS (SECTION 7.1):

    For so long as the Fixed Asset Loan is outstanding, Borrowers shall, at the sole option of FINOVA, pay to FINOVA an annual cash flow recapture prepayment (the "Annual Cash Flow Recapture Prepayment"), on the earlier of (i) the date they deliver their consolidated annual audited financial statements pursuant to
Section 5.2(4) hereof for each fiscal year, commencing with such financial statements for the fiscal year in which the Closing Date occurs or (ii) 120 days after the end of each such fiscal year, in an amount equal to twenty-five percent (25%) of Excess Cash Flow for such most recently-ended fiscal year. Each Borrower shall be primarily liable for the Annual Cash Flow Recapture Prepayment in the ratio that its Excess Cash Flow bears to the total of the aggregate Excess Cash Flow of all Borrowers. Each payment of the Annual Cash Flow Recapture Prepayment shall be accompanied by a certificate of the Chief Financial Officer of Oakhurst setting forth the calculation of the Annual Cash Flow Recapture Prepayment and certifying that such calculation was made on the basis of the financial statements attached thereto. FINOVA shall not be bound by Borrowers' calculation of the Annual Cash Flow Recapture Prepayment, and in the event FINOVA at any time determines that the amount that should have been paid by Borrowers under this Section exceeds the amount actually paid, Borrowers shall pay such excess to FINOVA on demand. Any prepayments required under this Section 7.1 shall be applied to the Obligations then outstanding, including, but not limited to, the outstanding principal balance of the Fixed Asset Loan, in such manner as FINOVA shall determine in its sole discretion.

FINANCIAL COVENANTS  (SECTION 13.14):


    The Borrowers shall comply with the following financial covenants. Compliance shall be determined on a consolidated basis at the Oakhurst level quarterly, and on an individual Borrower basis as of the end of each month, except as otherwise stated as provided below:

Current Ratio:       Borrowers shall maintain at all times a consolidated ratio of Current Assets to Current Liabilities of not less than
                     1.0 : 1.0.

Tangible Net Worth:  Borrowers shall maintain a consolidated Tangible Net Worth of not less than Three Million Dollars ($3,000,000) for the period from the Closing Date though November 30, 1996, and of not less than Two Million Five Hundred Dollars ($2,500,000) thereafter. Each of the Borrowers listed below shall maintain at all times a Tangible Net Worth of not less than the amounts set forth opposite their names below:

                     Borrower                  Tangible Net Worth
                     --------                  ------------------

                     SCPI                             $3,500,000
                     Puma                             $2,000,000
                     H&H                                $900,000
                     DFS                                $900,000

For the purpose of determining the Tangible Net Worth of each Borrower, the Fixed Asset Loan shall be allocated in full to SCPI, and only direct Revolving Loan advances shall be allocated to each Borrower.


NEGATIVE COVENANTS (SECTION 14):


Capital Expenditures:         The Borrowers shall not make or incur any Capital
                              Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures actually made by the Borrowers in any fiscal year would exceed Three Hundred Thousand Dollars
                              ($300,000).

Compensation:                 The Borrowers shall not pay total compensation,
                              including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, to all of the Borrowers' executives, officers and directors (or any relative thereof) during Borrowers' 1997 fiscal year in an amount in excess of One Million Four Hundred Ten
                              Thousand Dollars ($1,410,000), or in excess of One Million Six Hundred Twenty-Five Thousand
                              Dollars ($1,625,000) during any of Borrowers' fiscal years thereafter (excluding stock options granted and similar non-cash compensation and payments made, however classified, which are considered by FINOVA as acquisition related expense).

Indebtedness:                 The Borrowers shall not create, incur, assume or
                              permit to exist any Indebtedness (including
                              Indebtedness in connection with Capital Leases) in excess of One Hundred Thousand Dollars
                              ($100,000) in the aggregate, in any year without the prior written consent of FINOVA, other than
                              (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder) and (iv)
                              Indebtedness permitted under "Permitted
                              Intercompany Transactions" below.

Permitted
Intercompany
Transactions:                 (a)  At the Closing Date, SCPI, Puma, H&H and DFS
                              may make upstream advances to Oakhurst, in order to fund the repayment of outstanding revolving
                              Indebtedness to Integra Bank in the approximate outstanding principal amount of Four Million
                              Dollars ($4,000,000), whether such advances are in the form of dividends on capital stock including, but not limited to, the Series A
                              Preferred Stock of SCPI, or as additional loans to Oakhurst as determined by the Borrowers in their discretion, up to the maximum amounts set forth opposite their names below, which advances may be made at Closing provided that: (i) no Event of Default shall have occurred or be continuing hereunder; (ii) no Event of Default shall occur as a result of any such upstream advance; and (iii) after giving effect to an upstream advance, SCPI, Puma, H&H and DFS, as the case may be, shall have the excess borrowing availability under the Revolving Loans of not less than the amounts set forth opposite their names below after giving effect to the payment in full of all accounts payable outstanding for more than thirty (30) days after their invoice due date, other current Indebtedness then due and all book overdrafts relating to accounts payable or other liabilities which are thirty (30) days or more past due.

                      Maximum Closing                    Required
 Borrower            Advance to Oakhurst            Excess Availability
 --------            -------------------            -------------------
 SCPI                $2,000,000                       $850,000
 Puma                $  366,000                       $ 50,000
 H&H                 $  200,000                       $ 50,000
 DFS                 $1,400,000                       $ 50,000

                              (b) On an ongoing basis, SCPI, Puma, H&H and DFS may make upstream advances to Oakhurst, whether such advances are in the form of dividends on capital stock or loans, as they shall determine from time to time, up to an aggregate maximum amount of Two Million Four Hundred Thousand Dollars ($2,400,000) in upstream advances during Borrowers' 1997 fiscal year, and up to an aggregate maximum amount of Two Million Three Hundred Thousand Dollars ($2,300,000) in upstream advances during Borrowers' 1998 fiscal year, and during each fiscal year thereafter, which advances may be made from time to time provided that: (i) no Event of Default shall have occurred or be continuing hereunder; (ii) no Event of Default shall occur as a result of any such upstream advance, and (iii) after giving effect to an upstream advance, SCPI, Puma, H&H and DFS, as the case may be, shall have excess borrowing availability under the Revolving Loans of not less than Fifty Thousand Dollars ($50,000) after giving effect to the payment in full of all accounts payable outstanding for more than thirty
                              (30) days after their invoice due date, similar other current Indebtedness then due and all book overdrafts relating to accounts payable or other liabilities which are thirty (30) days or more past due.


TERM (SECTION 16.1):


                              The initial term of this Agreement shall be two
                              (2) years from the date hereof (the "Initial
                              Term") and shall be automatically renewed for successive periods of one (1) year each (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 or elsewhere in this Agreement.


TERMINATION FEE (SECTION 16.4):


    The Termination Fee provided in Section 16.4 shall be an amount equal to the following applicable percentage of the Total Facility for Revolving Loans:

    (i) two percent (2%), if such early termination occurs on or prior to the first anniversary of this Agreement; and

    (ii) one percent (1%), if such early termination occurs after the first anniversary of this Agreement and on or prior to the second anniversary of this Agreement.

ADDITIONAL DEFINITIONS (SECTION 18.1):


"Dilution"                    means, as of the date of determination, the total
                              of all chargebacks, returns, advertising claims, discounts, contra accounts, write-offs in favor of or held by account debtors and any other item that could reduce or otherwise impair the full and timely collection of Accounts, expressed as a percentage of cash collections plus dilutive items, determined on a three (3) month rolling basis.

"Excess Cash Flow"            means for any period, Operating Cash Flow for
                              such period minus the sum of (i) Total Debt
                              Service for such period and (ii) income and franchise taxes paid or required to be paid by Borrower(s) during such period.

"GAAP" means generally accepted accounting principles in the United States consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrowers and any predecessor, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

"Operating Cash Flow"         means for any period, the net income or loss of
                              Borrower(s), on a consolidated basis, determined in accordance with GAAP, plus (i) the following items, to the extent deducted in determining net income or loss: (a) depreciation; (b) amortization and any other non-cash items; (c) interest expense; and (d) accrued income and franchise tax expenses; minus (ii)(a) Capital
                              Expenditures permitted under Section 14 hereof and that are actually made during such period and
                              (b) income and franchise taxes actually paid or required to be paid by Borrower(s) during such period.

"Prepared Financials"         means the consolidated and consolidating balance
                              sheets of Oakhurst as of November 30, 1995, and as of each subsequent date on which audited consolidated and consolidating balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Total Debt Service"          means for any period, the sum of:  (i) regularly
                              scheduled payments of principal and interest during the period in respect of Indebtedness irrespective of whether the regularly scheduled payment was actually made during the period, and
                              (ii) any payments of principal or interest in respect of Indebtedness not regularly scheduled for payment during the period but actually made during the period.

DISBURSEMENT (SECTION 19.12):


    Unless and until the Borrowers otherwise direct FINOVA in writing, all loans shall be wired to the Borrowers' following operating accounts:

                     (a)      SCPI:

                              Integra Bank/Pittsburgh
                              ABA No. 043-000-122
                              Account No. 755861203
                              Re:  Steel City Products, Inc.

                     (b)      H&H:

                              Integra Bank/Pittsburgh
                              ABA No. 043-000-122
                              Account No. 11104524
                              Re:  H&H Distributors, Inc.

                     (c)      Puma:

                              Integra Bank/Pittsburgh
                              ABA No. 043-000-122
                              Account No. 11098008
                              Re:  Puma Products, Inc.

                     (d)      DFS:

                              Integra Bank/Pittsburgh
                              ABA No. 043-000-122
                              Account No. 11094687
                              Re:  Dowling's Fleet Service Co., Inc.


BORROWERS:                                   FINOVA:

OAKHURST COMPANY, INC.                       FINOVA CAPITAL CORPORATION


BY: /s/ MARK AUERBACH                        BY:    /s/ RON MONTGOMERY
   --------------------------------------           ---------------------
TITLE: Chairman & CEO                        TITLE: Vice President
      -----------------------------------           ---------------------

WITNESSED BY:

/s/ JOE A. CRUZ     [STAMP]
- -------------------------------

STEEL CITY PRODUCTS, INC.

BY:        /s/  MARK AUERBACH
   -------------------------------------
TITLE:     Chief Financial Officer
      ----------------------------------

WITNESSED BY:

           /s/  JOE A. CRUZ
- ----------------------------------------                [STAMP]


PUMA PRODUCTS, INC.


BY:        /s/  MARK AUERBACH
   -------------------------------------
TITLE:     Vice President
      ----------------------------------

WITNESSED BY:

           /s/  JOE A. CRUZ
- ---------------------------------------                 [STAMP]



H & H DISTRIBUTORS, INC.


BY:        /s/  MARK AUERBACH
   -----------------------------------
TITLE:     Vice President
      --------------------------------

WITNESSED BY:

           /s/  JOE A. CRUZ
- --------------------------------------                  [STAMP]


DOWLING'S FLEET SERVICE CO., INC.


BY:        /s/  MARK AUERBACH
   -----------------------------------
TITLE:     Vice President
      --------------------------------

WITNESSED BY:
           /s/ JOE A. CRUZ
- --------------------------------------                  [STAMP]

OAKHURST MANAGEMENT CORPORATION


BY:        /s/  MARK AUERBACH
   ------------------------------------
TITLE:     Vice President
      ---------------------------------

WITNESSED BY:

          /s/  JOE A. CRUZ
- ---------------------------------------                 [STAMP]


OAKHURST HOLDINGS, INC.


BY:         /s/  MARK AUERBACH
   ------------------------------------
TITLE:      Vice President
      ---------------------------------

WITNESSED BY:

            /s/  JOE A. CRUZ
- --------------------------------------                  [STAMP]


G&O SALES COMPANY


BY:        /s/  MARK AUERBACH
   -----------------------------------
TITLE:     Vice President
      --------------------------------

WITNESSED BY:

          /s/  JOE A. CRUZ
- --------------------------------------                  [STAMP]

              [THIS SCHEDULE MUST BE EXECUTED BEFORE A NOTARY PUBLIC]

[LOGO - FINOVA]

                            SECURED PROMISSORY NOTE


$1,500,000                                                 AS OF MARCH 28, 1996


                 FOR VALUE RECEIVED, the undersigned, OAKHURST COMPANY, INC., a Delaware corporation, STEEL CITY PRODUCTS, INC., a Delaware corporation, PUMA PRODUCTS, INC., a Texas corporation, H&H DISTRIBUTORS, INC., a Pennsylvania corporation, DOWLING'S FLEET SERVICE CO., INC., a New York corporation, OAKHURST MANAGEMENT CORPORATION, a Texas corporation, OAKHURST HOLDINGS, INC., a Delaware corporation, and G&O SALES COMPANY, a Pennsylvania corporation, hereby jointly and severally, promise to pay to FINOVA CAPITAL CORPORATION, ("FINOVA"), or order, at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, or at such other address as the holder may specify in writing, the principal sum of One Million Five Hundred Dollars ($1,500,000) plus interest in the manner and upon the terms and conditions set forth below. This Secured Promissory Note ("Note") is made pursuant to that certain Loan and Security Agreement of even date between the undersigned and FINOVA (the "Agreement"), the provisions of which are incorporated herein by this reference. Capitalized terms herein, unless otherwise noted, shall have the meaning set forth in the Agreement.


1         RATE AND PAYMENT OF INTEREST.

                 The principal balance of this Note shall bear interest at a per annum rate of one and one-half (1.5) percentage points in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"). The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth (0.25) of one percentage point shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month hereafter at its address set forth above.


2         SCHEDULE OF PAYMENTS.

                 Principal and interest under this Note shall be due and payable in accordance with the following schedule:

                 a. Twenty-Four (24) equal successive monthly installments, consisting of a portion of principal and all accrued but unpaid interest to date, in the amount of Thirty-One Thousand Six Hundred Eighty-Six and 37/100 Dollars ($31,686.37) each on the first Business Day of each calendar month, commencing April 1, 1996; and

                 b. a final installment of all remaining principal, accrued and unpaid interest and all other sums payable pursuant to the Loan Documents on April 1, 1998.


3         PREPAYMENT.

                 Prepayment may be made under this Note in whole or in part, subject to the Termination Fee and permitted refinancing, as applicable, as set forth in the Agreement.


4         HOLDER'S RIGHT OF ACCELERATION.

                 If the Agreement is terminated for any reason whatsoever, or if there shall occur an Event of Default or if this Note is not paid when due, the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at FINOVA's option, become immediately due and payable.


5         HOLDER'S RIGHTS UPON DEFAULT.

                 If any Event of Default occurs, then from the date such Event of Default occurs until it is cured or waived in writing, in addition to any agreed upon charges, the principal balance of this Note shall thereafter, at FINOVA's option, bear interest at two (2.00) percentage points per annum in addition to the rate set forth in Section 1 above, calculated over a year of three hundred sixty (360) days.


6         ADDITIONAL RIGHTS OF HOLDER.

                 If any installment of principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Agreement and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.


7         GENERAL PROVISIONS.

          7.1 If this Note is not paid when due or upon the occurrence of an Event of Default, the undersigned further promises to pay all costs of collection, foreclosure fees, reasonable attorneys' fees and expert witness fees incurred by the holder, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Agreement.

          7.2 The undersigned hereby consents to any and all renewals, replacements and/or extensions of time for payment of this Note before, at or after maturity.

          7.3 The undersigned hereby consents to the acceptance, release or substitution of security for this Note.

          7.4 Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.

          7.5 The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note; (ii) interest after an Event of Default, calculated and applied to the amounts due under this Note in accordance with the provisions hereof; and

          (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. All examination fees, attorneys fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Supplemental Interest, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note, the Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

          It is the intent of the parties to comply with the usury law of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby,
          (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law;
          (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

          7.6 No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

          7.7 No waiver by the holder of this Note upon any one occasion shall be effective unless in writing nor shall it be construed as a bar or waiver of any right or remedy on any future occasion.

          7.8 Time is of the essence for the performance by the undersigned of the obligations set forth in this Note.

          7.9 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

          7.10 This Note cannot be changed, modified, amended or terminated orally.

          7.11 This Note shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without reference to the principles of conflicts of laws thereof.

          7.12 THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE, AND ACKNOWLEDGES THAT LENDER ALSO WAIVES SUCH RIGHT.

          7.13 THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY AUTHORIZE THE PROTHONOTARY, CLERK OF THE COURT, OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ANY OTHER STATE, TO APPEAR FOR THE UNDERSIGNED AND CONFESS JUDGMENT AGAINST THE UNDERSIGNED AND IN FAVOR OF FINOVA, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE HEREOF, UNPAID INTEREST THEREON, REASONABLE ATTORNEYS' FEES AND ALL OTHER INDEBTEDNESS OF ANY OF THE UNDERSIGNED TO FINOVA UNDER THE LOAN DOCUMENTS. THE AUTHORITY TO ENTER JUDGMENT SHALL NOT BE EXHAUSTED BY ONE EXERCISE HEREOF, BUT SHALL CONTINUE FROM TIME TO TIME UNTIL FULL PAYMENT OF ALL INDEBTEDNESS OF THE UNDERSIGNED HEREUNDER AND UNDER THE LOAN DOCUMENTS. NOTWITHSTANDING THE ENTRY OF ANY JUDGMENT UNDER THIS NOTE, THE UNPAID PRINCIPAL BALANCE UNDER THIS NOTE SHALL CONTINUE TO BEAR INTEREST AT THE RATE SET FORTH HEREIN.

8         SECURITY FOR THIS NOTE.

                 This Note is secured by real property and other collateral described in the Agreement and is subject to all of the terms and conditions set forth in the Agreement and related collateral documents, including, but not limited to, the remedies specified therein.

                 IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

                            OAKHURST COMPANY, INC.


                            By     /s/ MARK AUERBACH
                                   -----------------------------------
                            Title  Chairman and Chief Executive Officer
                                   -----------------------------------


                            STEEL CITY PRODUCTS, INC.


                            By     /s/ MARK AUERBACH
                                   -----------------------------------
                            Title  Chief Financial Officer
                                   -----------------------------------

                             PUMA PRODUCTS, INC.


                             By   /s/     MARK AUERBACH
                                ------------------------------------------
                             Title        VICE PRESIDENT
                                  ----------------------------------------

                             H&H DISTRIBUTORS, INC.


                             By   /s/     MARK AUERBACH
                                ------------------------------------------
                             Title        VICE PRESIDENT
                                  ----------------------------------------


                             DOWLING'S FLEET SERVICE CO., INC.


                               By   /s/   MARK AUERBACH
                                  ------------------------------------------
                               Title      VICE PRESIDENT
                                    ----------------------------------------


                               OAKHURST MANAGEMENT CORPORATION


                               By   /s/   MARK AUERBACH
                                  ------------------------------------------
                               Title      VICE PRESIDENT
                                    ----------------------------------------


                                OAKHURST HOLDINGS, INC.


                                By   /s/   MARK AUERBACH
                                   -----------------------------------------
                                Title      VICE PRESIDENT
                                     ---------------------------------------


                                G&O SALES COMPANY


                                By   /s/    MARK AUERBACH
                                   -----------------------------------------
                                Title       VICE PRESIDENT
                                     ---------------------------------------